Exhibit 10.50

FIRST AMENDMENT AND LOAN MODIFICATION AGREEMENT
This First Amendment and Loan Modification Agreement (the “Agreement”), dated as of March 11, 2013, is made by and among (1) Arrhythmia Research Technology, Inc. (“ART”), a Delaware corporation with a principal place of business at 25 Sawyer Passway, Fitchburg, Massachusetts, (2) Micron Products, Inc., a Massachusetts corporation with a principal place of business at 25 Sawyer Passway, Fitchburg, Massachusetts (“Micron” and, together with ART, jointly, severally, and collectively, the “Borrowers”); (3) RMDDXUSA CORP., a Delaware corporation with a principal place of business at 25 Sawyer Passway, Fitchburg, Massachusetts (the “RMD,” and together with the Borrowers, jointly, severally and collectively, the “Obligors”); (4) RBS CITIZENS, NATIONAL ASSOCIATION, successor by merger to Citizens Bank of Massachusetts, a national association with an office located at 28 State Street, Boston, Massachusetts 02109 (the “Bank”), and (5) RBS ASSET FINANCE, INC., a New York corporation with an office located at 480 Jefferson Boulevard, Warwick, Rhode Island 02886 (the “Lessor”).
Background
The Borrowers and the Bank are parties to a certain Amended and Restated Loan and Security Agreement dated as of March 30, 2012 (as amended and in effect, the “Loan Agreement”). Capitalized terms used in this Agreement which are defined in the Loan Agreement shall have the same meanings as defined therein, unless otherwise defined herein.
The Obligors and the Lessor, which is a Bank Affiliate, are parties to a certain equipment lease (the “Equipment Lease”), evidenced by, among other agreements, instruments, and documents, the following: (i) a certain Master Lease Agreement dated as of December 30, 2009 (as amended and in effect, the “Master Lease”), and (ii) a certain Lease Schedule No. 004 to such Master Lease dated as of May 24, 2012 (as amended in effect, the “Fourth Schedule,” and together with the Master Lease, and all other agreements, instruments, schedules, and documents related thereto, collectively, the “Equipment Lease Documents”).
Certain Events of Default have occurred under the Equipment Lease Documents prior to the date hereof as the result of the Obligors' failure to comply with the following (collectively, the “Stated Events of Default”): (1) the intended liquidation and dissolution of RMD, and the sale, transfer, and/or disposition of all or substantially all of RMD's assets in violation of Section 16(k) of the Equipment Lease; (2) the Obligors' removal of Equipment (as defined in the Equipment Lease) from the location set forth in the Lease Schedule in violation of Section 4(d) of the Lease Agreement, which constitutes an Event of Default under Section 16(e) of the Equipment Lease; and (3) the Obligors' failure to maintain the Collateral (as defined in the Equipment Lease) in good repair and operating condition in violation of Section 8(a)(2)(B) of the Lease Agreement for more than thirty (30) days after becoming aware of such damage, which constitutes an Event of Default under Section 16(l) of the Equipment Lease. As a result of the Stated Events of Default, the Bank and the Lessor sent a letter to the Obligors dated January 17, 2013 (the “Default Notice”), pursuant to which, among other things, the Bank and the Lessor informed the Obligors of the Stated Events of Default and reserved all of their rights in connection therewith. On January 25, 2013, the Bank and the Lessor rescinded the Default Notice.
Subject to the terms and conditions of this Agreement, the Obligors and the Bank have agreed to modify certain terms and conditions of the Loan Agreement, and the Bank and the Lessor have agreed to rescind the Default Notice and waive the Stated Events of Default. Further, the Obligors have requested that the Lessor release its security interest in certain equipment which is the subject of the Fourth Schedule (which equipment is set forth in further detail on the attached Exhibit B) in consideration of a cash payment in the amount of $148,861.00. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the Obligors, the Bank, and the Lessor as follows:
Acknowledgment of Obligations

1.
The Obligors each hereby acknowledge and agree that, in accordance with the terms and conditions of the Loan Documents, they are jointly and severally liable to the Bank and the Lessor (as applicable) for the Obligations, namely, the following:

(a)	Owed under the Revolving Note as of February 6, 2013:
Principal:    $800,000.00
Interest:    $1,078.89

(b)	Owed under all Hedging Contracts.

(c)	For all Letters of Credit.

(d)	All amounts due to Lessor, a Bank Affiliate, under the Equipment Lease Documents, including, without limitation:

(i)	Lease Schedule No. 1 as of February 6, 2013:
Total:    $311,471.61

(ii)	Lease Schedule No. 2 as of February 6, 2013:
Total:    $167,998.88

(iii)	Lease Schedule No. 3 as of February 6, 2013:
Total:    $434,190.81

(iv)	Fourth Schedule as of February 6, 2013:
Total:    $780,087.75

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Exhibit 10.50

(e)
For all other Obligations, including, without limitation, for all Revolving Loans and for interest accruing upon the principal balance of foregoing note from and after February 6, 2013, and for all amounts owed under Section 7.5 of the Loan Agreement and Section 20 of the Master Lease.

Ratification of Security Interest

2.
The Obligors each hereby ratify, confirm, and reaffirm that, in accordance with the terms and conditions of the Loan Agreement, the security interest granted to the Bank pursuant to the Loan Agreement secures all Obligations of the Obligors to the Bank under the Loan Documents, and to the Lessor, as a Bank Affiliate, under the Equipment Lease.

Ratification of Loan Documents and Equipment Lease Documents

3.
The Obligors hereby ratify, confirm, and reaffirm all and singular the terms and conditions of the Loan Documents and the Equipment Lease Documents. The Obligors further acknowledge and agree that except as specifically modified in this Agreement, all terms and conditions of the Loan Documents and the Equipment Lease Documents shall remain in full force and effect. The Obligors acknowledge and agree that this Agreement shall constitute a Loan Document and a Lease Document, and that a default under this Agreement shall constitute an Event of Default under all other Loan Documents and Lease Documents.

Conditions Precedent

4.
The Bank's and the Lessor's agreements contemplated herein shall not be effective unless and until each of the following conditions precedent have been fulfilled, all as determined by the Bank and the Lessor in their sole and reasonable discretion:

(a)	The Bank shall have received the Modification Fee (as defined below) in good and collected funds;

(b)
UCC-1 financing statements, and/or amendments to existing UCC-1 financing statements to reflect the terms and conditions of this Agreement, shall have been filed with the appropriate filing office(s) naming each of the Borrowers as debtors, and the Bank as secured party;

(c)
The Bank shall have received such lien searches and other evidence as the Bank may require to confirm that the Bank's liens and security interests in the Bank's Collateral remain duly perfected, first priority security interests, subject only to such liens and security interests as are expressly permitted under the Loan Documents;

(d)
All action on the part of the Obligors necessary for the valid execution, delivery and performance by the Obligors of this Agreement shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Bank shall have been provided to the Bank, including, without limitation, secretaries' certificates and borrowing resolutions; and

(e)
This Agreement, and all documents, instruments, and agreements required to be delivered by the terms of this Agreement, shall be executed and delivered to the Bank by the parties thereto, shall be in full force and effect, and shall be in a form and of a substance reasonably satisfactory to the Bank.

Acknowledgement and Waiver of Stated Events of Default;
Rescission of Default Notice

5.
Each of the Obligors acknowledges the existence of the Stated Events of Default, and agrees that, as a result of the Stated Events of Default, the Lessor has the right to accelerate the time for payment of the Obligations and to commence enforcement of their rights and remedies in connection therewith. In consideration of the Obligors' performance in accordance with each and every term and condition of this Agreement, as and when due, and subject to the satisfaction of each of the conditions precedent set forth in Section 4, above, the Bank and the Lessor hereby rescind the Default Notice and waive the Stated Events of Default. This waiver applies only to the specific Stated Events of Default, is a one-time waiver, and shall not be deemed to constitute a continuing waiver of the provisions of the Loan Documents and/or the Equipment Lease Documents or a waiver of the provisions of the Loan Documents and/or the Equipment Lease Documents with respect to any other defaults or Events of Default for any other period.

Interest Rate; Repayment of the Obligations

6.	The Obligors agree as follows:

(a)
Without limiting the terms of Section 3 above, interest shall continue to accrue on the unpaid principal balance of the Obligations at the non-default rate, as amended herein, under the applicable Loan Documents or Equipment Lease Documents;

(b)	The Borrower shall make regularly scheduled payments of accrued interest as and when due under the Credit Agreement;

(c)	The Borrower shall make regularly scheduled payments of as and when due under the Equipment Lease Documents;

(d)
Notwithstanding anything contained in the Loan Documents and/or the Equipment Lease Documents to the contrary, all Obligations shall be paid in full in good and collected funds by federal funds wire transfer or bank cashier's check upon the earlier of the following (the “Payoff Deadline”): (i) April 30, 2013; or (ii) the occurrence

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Exhibit 10.50

of an Event of Default under the Loan Documents and/or the Equipment Lease Documents (without regard to grace or cure periods).
Amendments to Revolving Note

7.	The Revolving Note is hereby amended as follows:

(a)	The reference to “Two Hundred Basis Points (2.00%)” in 20th line of the first paragraph of the Revolving Note is hereby deleted in its entirety and the following shall be inserted in its place:
“Four Hundred Basis Points (4.0%)”

(b)	The definition of “LIBOR Rate Margin” is hereby deleted in its entirety and the following shall be inserted in its place:
““LIBOR Rate Margin” means Four Hundred Basis Points (4.0%) per annum.”

(c)	The definition of “Prime Rate Margin” is hereby deleted in its entirety and the following shall be inserted in its place:
““Prime Rate Margin” means Three Hundred Basis Points (3.0%) per annum.”
Amendments to Loan Agreement

8.
The definition of “Collateral” contained in Section 2.2(i) of the Loan Agreement is hereby deleted in its entirety and the definition of “Collateral” contained on the attached Exhibit “A” is inserted in its place. In connection therewith, and without limiting the provisions of Sections 2 and 3 above, the Borrowers hereby grant to the Bank (for its own account and as agent on behalf of each Bank Affiliate to the extent an Obligation is owed to such Bank Affiliate at any time) a security interest in, a lien on and pledge and assignment of the Collateral to secure the repayment in full of all Obligations.

Representations, Warranties, and Covenants

9.	Each of the Obligors hereby represents, warrants and covenants to the Bank as follows:

(a)
The execution and delivery of this Agreement by the Obligors, and the performance by each of the Obligors of their respective obligations and agreements under this Agreement, the Loan Documents and the Equipment Lease Documents (i) have been duly authorized by all necessary corporate action; (ii) are not in contravention of the terms of any of the Obligors' organization papers or by-laws or any amendment thereof or of any indenture, agreement or undertaking to which the Obligors are a party or by which the Obligors or any of the property of the Obligors is bound; (iii) do and will not require any governmental consent, registration or approval; and (iv) do not and will not contravene any contractual or governmental restriction to which the Obligors or any of the property of the Obligors may be subject.

(b)
This Agreement, the Loan Documents and the Equipment Lease Documents constitute legal, valid and binding obligations of the Obligors, enforceable in accordance with their respective terms, except to the extent that enforcement of any such obligations of the Obligors may be limited by bankruptcy, insolvency, reorganization or similar laws of general application (including equitable principles) affecting the rights and remedies of creditors generally, regardless of whether considered in a proceeding in equity or at law.

(c)	To the best of the Obligors' knowledge, as of the date hereof, no Default, or Event of Default, has occurred and is continuing under any of the Loan Documents or the Equipment Lease Documents.

(d)
Each of the Obligors has read and understands each of the terms and conditions of this Agreement and that it is entering into this Agreement freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of its own selection, and not in reliance upon any representations, warranties, or agreements made by the Bank and/or the Lessor and not set forth in this Agreement.

Sale of Leased Equipment

10.
Pursuant to the Fourth Schedule, the Obligors granted to the Lessor a security interest in certain Equipment of the Obligors, as listed on Exhibit A of the Fourth Schedule. The Obligors have requested the Lessor to release its security interest in the Equipment listed on Exhibit “B” of this Agreement (the “Released Equipment”). The Lessor has agreed to release its security interest in the Released Equipment but only upon the satisfaction of the following terms and conditions:

(a)
The Lessor shall have received a payment in good and collected funds equal to the greater of the following (the “Payment”): (i) $148,861.00; or (ii) all proceeds from the sale of the Released Equipment.

(b)	Notwithstanding the Lessor's receipt of the Payment, the Obligors acknowledge and agree that RMD shall remain liable for all amounts owed to the Lessor under the Equipment Lease Documents.

(c)	The Lessor shall have received a fully executed copy of the Bill of Sale from RMD to AMI Cardiac Monitoring, Inc. with respect to the Released Equipment.

(d)	The Lessor shall apply such Payment to the Obligations under the Fourth Schedule in the inverse order of maturity.

(e)
Upon the Lessor's receipt of the Payment, the Obligors shall be irrevocably authorized by the Lessor to file a UCC-3 amendment in the form attached hereto as Exhibit “C” of this Agreement with the appropriate filing office(s).

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Exhibit 10.50

(f)	Without limiting the generality of Section 3 above, the Obligors shall continue to make regularly scheduled payments under the Equipment Lease Documents as and when due.
Winding Down of RMD Operations

11.
The Obligors have informed the Bank that following the consummation of the sale of the Released Equipment, RMD intends to wind down its operations and liquidate any remaining assets pursuant to Chapter 7 of the United States Bankruptcy Code (the “RMD Bankruptcy”). In connection with the foregoing, the parties hereto agree as follows:

(a)	The Obligors acknowledge, confirm, reaffirm, and agree that the RMD Bankruptcy constitutes an Event of Default under the Loan Documents and Equipment Lease Documents (the “Bankruptcy Default”).

(b)
Notwithstanding the Bankruptcy Default, in consideration of the Obligors' performance in accordance with each and every term and condition of this Agreement as and when due, the Bank and the Lessor shall forbear from exercising their rights and remedies against the Borrowers arising solely in connection with the Bankruptcy Default until the Payoff Deadline.

(c)
The Obligors hereby acknowledge, confirm, and agree that all costs, expenses, and costs of collection (including attorneys' fees and expenses, appraisal fees, and filing fees) incurred by the Bank and/or the Lessor in connection with the RMD Bankruptcy and the Bankruptcy Default shall constitute Obligations and shall be secured by all Collateral granted by the Obligors to the Bank.

(d)
The Bank's and the Lessor's agreement to forbear contained in this Section 11 is not intended, and shall not be construed, as a waiver of any of the Bank's and/or the Lessor's rights and remedies against the Obligors in connection with the Bankruptcy Default. The Bank and the Lessor hereby expressly reserve all of their respective rights and remedies against RMD, including, without limitation, their rights and remedies under the Loan Documents, the Equipment Lease Documents, the United States Bankruptcy Code, and in connection with the RMD Bankruptcy.

(e)
The Borrowers each hereby covenant and agree not to interfere with the exercise by the Bank and/or the Lessor of any of their respective rights and/or remedies against RMD in connection with the RMD Bankruptcy or otherwise, and the failure by one or more of the Borrowers to comply with this Section 11(e) shall constitute an Event of Default under the Loan Documents and the Equipment Lease Documents (without regard to cure or grace periods thereunder).

Costs of Collection

12.
As set forth in Section 7.5 of the Loan Agreement and Section 20 of the Master Lease, the Obligors shall reimburse the Bank and the Lessor on demand for all reasonable costs, expenses, and costs of collection (including reasonable attorneys' fees and expenses, appraisal fees, and filing fees) incurred by the Bank and/or the Lessor in connection with the protection, preservation, and enforcement by the Bank and/or the Lessor of their respective rights and remedies under the Loan Documents and the Equipment Lease Documents, including, without limitation, the negotiation and preparation of this Agreement.

Modification Fee

13.
In consideration of the Bank's agreement to modify the Loan Documents and consent to the sale of the Released Equipment as set forth herein, the Obligors shall pay the Bank a fee (the “Modification Fee”) as set forth herein in the amount of $25,000.00. The Modification Fee shall: (a) be fully earned by the Bank as of the execution of this Agreement, (b) be retained by the Bank as a fee under all circumstances and shall not be applied in reduction of any other of the Obligations, and (c) paid to the Bank on or before the date of this Agreement.

Additional Fee

14.
If the Obligations are not repaid in full in good and collected funds on or before 5:00 PM on March 29, 2013, the Obligors agree to pay to the Bank an additional fee of $500.00 per diem, which fee shall continue to accrue until such time as the Obligations are paid in full in good and collected funds (the “Additional Fee”). The Additional Fee shall (a) be retained by the Bank as a fee under all circumstances and shall not be applied in reduction of any other Obligations, (b) constitute a portion of the Obligations; and (c) be secured by all Collateral granted to the Bank by the Obligors. The Obligors acknowledge and agree that the Additional Fee shall be in addition to any other fees for which the Obligors are liable under the Loan Documents and the Equipment Lease Documents.

Notices

15.
All notices hereunder to any party hereto shall be in writing and (i) hand delivered, (ii) sent by a nationally recognized overnight courier, or (iii) posted in the United States mail by registered or certified mail, return receipt requested, addressed to such party at its address indicated below:

If to the Obligors:	c/o Arrhythmia Research Technology, Inc.
25 Sawyer Passway
Fitchburg, Massachusetts 01420
Attn:     Mr. David A. Garrison

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Exhibit 10.50

Executive Vice President &
Chief Financial Officer

With copies to:                Mirick, O'Connell, DeMallie & Lougee, LLP
100 Front Street
Worcester, MA 01608-1477
Attn:    Joseph Baldiga, Esquire
Paul Carey, Esquire
Fax:     (508) 983-6238
Email:    jbaldiga@mirickoconnell.com
pcarey@mirickoconnell.com

If to the Bank:                RBS Citizens, N.A.
28 State Street
MS 1100
Boston, Massachusetts 02109
Attn:     Ms. Patricia Timilty

With copies to:                Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attn:    Alexander G. Rheaume, Esquire
Fax:     (617) 880-3492

Email:	arheaume@riemerlaw.com

or at any other address specified by such party in writing upon seven (7) days written notice to the other parties. Any such notice shall be treated as having been given upon the earlier of (i) actual receipt (by any method of delivery) by the person to whom the notice is addressed, or (ii) upon delivery to such address (or refusal to accept delivery).
Waiver of Claims

16.
The Obligors hereby acknowledge and agree that they have no offsets, defenses, causes of action, suits, damages, claims, or counterclaims against the Bank, the Lessor, or the Bank's or Lessor's respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns (collectively, the “Bank Released Parties”) with respect to the Obligations, the Loan Documents, the Equipment Lease Documents, the Collateral, any contracts, promises, commitments or other agreements to provide, to arrange for, or to obtain loans or other financial accommodations to or for the Obligors, or otherwise, and that if the Obligors now have, or ever did have, any offsets, defenses, causes of action, suits, damages, claims, or counterclaims against one or more of the Bank Released Parties, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Obligors each hereby RELEASE the Bank Released Parties from any liability therefor.

Waiver of Jury Trial

17.
THE OBLIGORS, THE BANK, AND LESSOR EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THE LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL AND ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN, WAIVED. THE OBLIGORS CERTIFY THAT NEITHER OF THE BANK OR THE LESSOR NOR ANY OF THEIR REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK AND LESSOR WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

Entire Agreement

18.
This Agreement shall be binding upon the Obligors, and the Obligors' employees, representatives, successors, and assigns, and shall inure to the benefit of the Bank, the Lessor, and the Bank's and the Lessor's respective successors and assigns. This Agreement and all documents, instruments, and agreements executed in connection herewith incorporate all of the discussions and negotiations between the Obligors, and the Bank and the Lessor, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions

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Exhibit 10.50

hereof. No modification, amendment, or waiver of any provision of this Agreement, or any provision of any other document, instrument, or agreement between the Obligors and the Bank and the Lessor shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Bank or the Lessor then by a duly authorized officer thereof.
Construction of Agreement

19.	In connection with the interpretation of this Agreement and all other documents, instruments, and agreements incidental hereto:

(a)
All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts and are intended to take effect as sealed instruments.

(b)	The captions of this Agreement are for convenience purposes only, and shall not be used in construing the intent of the parties under this Agreement.

(c)
In the event of any inconsistency between the provisions of this Agreement and any other document, instrument, or agreement entered into by and between the Bank and any of the Obligors, the provisions of this Agreement shall govern and control.

(d)
The Bank and the Obligors have prepared this Agreement and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by the Bank and the Obligors and shall not be construed against either the Bank or the Obligors.

Illegality or Unenforceability

20.
Any determination that any provision or application of this Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

Informed Execution

21.	The Obligors warrant and represent to the Bank and Lessor that the Obligors:

(a)	Have read and understand all of the terms and conditions of this Agreement;

(b)	Intend to be bound by the terms and conditions of this Agreement; and

(c)	Are executing this Agreement freely and voluntarily, without duress, after consultation with independent counsel of their own selection.
Counterparts

22.
This Agreement may be executed in multiple identical counterparts (including by facsimile or e-mail transmission of an Adobe portable document file format (also known as a PDF file)), each of which when duly executed shall be deemed an original, and all of which shall be construed together as one agreement. This Agreement will not be binding on or constitute evidence of a contract between the parties hereto until such time as a counterpart has been executed by such party and a copy thereof is delivered to each other party to this Agreement.

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Exhibit 10.50

[Signature Page to First Amendment and Loan Modification Agreement]
IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument as of the date first set forth above.

RBS CITIZENS, N.A.

By:______________________________
Name:
Title:

RBS ASSET FINANCE, INC.

By:______________________________
Name:
Title:

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By:______________________________                                Name:
Title:

Micron PRODUCTS, INC.

By:______________________________                                Name:
Title:

RMDDXUSA CORP.

By: ______________________________
Name:
Title:

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